                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CARBON ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                           CARBON ENERGY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 15, 2000

Dear Stockholder:

     On behalf of the Board of Directors, it is my pleasure to invite you to attend our 2000 Annual Meeting of Stockholders. It will be held in Denver, Colorado at our corporate offices at 1700 Broadway, Suite 1150 on Thursday, June 8, 2000 at 9:00 a.m. Mountain Daylight Time.

     The meeting's purpose is to:

     1.   Elect six directors;
     2. Ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for 2000; and
     3. Consider any other matters that properly come before the meeting and any adjournments.

     The only voting class of security for Carbon Energy Corporation ("Carbon" or the "Company") is its common stock, no par value, each share of which entitles its holder to one vote. Only stockholders of record at the close of business on May 10, 2000 are entitled to receive notice of and to vote at the meeting. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list also will be available on the same basis for ten days prior to the meeting at our corporate office in Denver, Colorado.

     If you wish to vote shares held in your name in person at the meeting, please bring to the meeting your proxy card, proof of identification and a letter or account statement showing that you are the beneficial owner on the record date. If you hold your shares in street name (that is, through a broker or other nominee), you must request a proxy from your broker in order to vote in person at the meeting. Corporations may attend and vote at the meeting by proxy or by a duly authorized representative. If you plan to attend in person, please advise us by calling Investor Relations at (303) 863-1555, extension 231 by June 2, 2000, so we can assure that we will have sufficient space to accommodate all those wishing to attend.

     We have enclosed the Company's 1999 annual report, including financial statements, and the proxy statement with this notice of annual meeting.

     Please vote, sign and mail the enclosed card as soon as possible to assure you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. The Board of Directors is soliciting your proxy.

                              BY ORDER OF THE BOARD OF DIRECTOR

                              Patrick R. McDonald
                              Secretary

                           CARBON ENERGY CORPORATION


                          Annual Stockholders Meeting
                                Proxy Statement

Annual                   June 8, 2000
                         9:00 a.m., MDT

Location                 1700 Broadway, Suite 1150
                         Denver, Colorado 80290

Record Date              5:00 p.m., EDT, May 10, 2000. If you were a stockholder
                         at that time, you may vote at the meeting. Each share of common stock is entitled to one vote. You may not cumulate votes. On April 20, 2000, 6,042,826 shares of the Company's common stock were outstanding.

Agenda                   1.   Elect six directors;
                         2.   Ratify the selection of Arthur Andersen LLP as our
                              independent auditors for 2000; and
                         3.   Consider any other matters that properly come
                              before the meeting and any adjournments.

Proxies Unless you tell us differently on the proxy card to vote differently, we will vote signed returned proxies "for" the Board's nominees and "for" agenda item 2. The Board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

Proxies Solicited By     The Board of Directors of the Company

First Mailing Date       We anticipate first mailing this proxy statement on or
                         about May 15, 2000.

Revoking Your Proxy      You may revoke your proxy before it is voted at the
                         meeting. To revoke your proxy, follow the procedures listed on page 16 under "Voting Procedures / Revoking
                         Your Proxy."

Solicitation Costs       We will pay the costs of soliciting proxies from
                         stockholders.

                         A copy of Carbon's Report on Form 10-K for 1999 as filed with the Securities and Exchange Commission will be furnished without charge to shareholders. Such requests should be directed to: Carbon Energy Corporation, 1700 Broadway, Suite 1150, Denver, CO 80290, Attn: Investor Relations.

                     PLEASE VOTE.  YOUR VOTE IS IMPORTANT.

  Prompt return of your proxy will help reduce the costs of re-solicitation.

                            BACKGROUND INFORMATION

     On August 11, 1999, CEC Resources Ltd. ("CEC") entered into a stock purchase agreement with Bonneville Pacific Corporation to acquire all outstanding shares of Bonneville Fuels Corporation ("BFC"). The rights and obligations of CEC under the stock purchase agreement were assigned in October, 1999 by CEC to Carbon. Yorktown Energy Partners III, L.P. ("Yorktown") purchased in October, 1999, 4,500,000 shares of Carbon pursuant to an Exchange and Financing Agreement (the "Exchange Agreement"). The funds from this purchase were used by Carbon to acquire on October 29, 1999, all outstanding BFC shares under the stock purchase agreement and pay expenses incurred in connection with the purchase and related transactions.

     Carbon then made an exchange offer for CEC shares as one of the last steps in transactions to combine BFC and CEC. In the exchange offer, Carbon offered to exchange one share of Carbon for each share of CEC. On February 17, 2000, Carbon completed the exchange offer and acquired 97% of the outstanding shares of common stock of CEC. Carbon's business is comprised currently of the assets and properties of BFC and of CEC through ownership of 97% of CEC's outstanding shares.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board currently has six members. Proxy holders will vote for the six nominees listed below. All nominees are currently members of the Board, and their terms will continue until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on the Board of Directors until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. If any nominee is unable to serve as a director, the current Board may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee.

     Two of the nominees, Mr. Lawrence and Mr. Leidel, were persons selected as nominees by Yorktown in accordance with the Exchange Agreement. Mr. McDonald was selected as a nominee pursuant to requirements in the Exchange Agreement and his employment agreement. (Both agreements are described later in this Proxy Statement.) Pursuant to the Exchange Agreement, Yorktown has agreed to vote its shares of common stock in favor of these nominees. Because Yorktown owns approximately 74.5% of the outstanding common stock of the Company, its vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of other shareholders.

     The six nominees who receive the greatest number of votes cast for the election of directors by holders will become directors of the Company. A vote withheld from a nominee in the election of directors will be excluded from the vote and will have no effect. Also, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors, except to the extent not voting for an individual results in another individual receiving a larger number of votes.

Nominees for Election at Annual Meeting:

Name                                  Age              Principal Occupation and Biographical Information
---------------------------------------------------------------------------------------------------------
Patrick R. McDonald                   43               Mr. McDonald became our President and Chief
                                                       Executive Officer and a director on September 14,
                                                       1999.  He has been president and Chief Executive
                                                       Officer of CEC since July 1998.  From 1987 until
                                                       1997 Mr. McDonald was Chairman and President of
                                                       Interenergy Corporation, Denver, Colorado.  Since
                                                       January 1998, he has been the sole member of
                                                       McDonald Energy, LLC.  Mr. McDonald is a petroleum
                                                       geologist.

Name                                  Age              Principal Occupation and Biographical Information
-----------------------------------------------------------------------------------------------------------
Cortlandt S. Dietler                  78               Mr. Dietler has served as a director of Carbon
                                                       since December 20, 1999.  Mr. Dietler has been the
                                                       Chairman of TransMontaigne Inc., which owns and
                                                       operates terminals and pipelines for the
                                                       transportation of oil, gas and other petroleum
                                                       products, since April 1995.  Mr. Dietler was Chief
                                                       Executive Officer of TransMontaigne from April 1995
                                                       through September 30, 1999.  He was the founder,
                                                       Chairman and Chief Executive Officer of Associated
                                                       Natural Gas Corporation, a natural gas gathering,
                                                       processing and marketing company, prior to its 1994
                                                       merger with PanEnergy Corporation, on whose Board
                                                       he served as an Advisory Director, prior to its
                                                       merger with Duke Energy Corporation.  Mr. Dietler
                                                       also serves as a director of Hallador Petroleum
                                                       Company, Key Production Company, Inc., and Forest
                                                       Oil Corporation.
-----------------------------------------------------------------------------------------------------------
David H. Kennedy                      50               Mr. Kennedy has served as a director of Carbon
                                                       since September 14, 1999.  From March, 1981 through
                                                       December 31, 1998, Mr. Kennedy was a managing
                                                       director of First Reserve Corp. and was responsible
                                                       for investing and monitoring part of its portfolio
                                                       of energy investments.  Since January 1, 1999, Mr.
                                                       Kennedy has acted as a consultant to and investor
                                                       in the energy industry.  He serves as a director of
                                                       Maverick Tube Corporation, whose common stock is
                                                       traded on the Nasdaq market, and as a director of
                                                       Berkley Petroleum Corp. and Pursuit Resources
                                                       Corp., oil and gas companies whose stocks are
                                                       listed on the Toronto Stock Exchange.
-----------------------------------------------------------------------------------------------------------
Bryan H. Lawrence                     57               Mr. Lawrence has served as a director since
                                                       September 14, 1999.  Mr. Lawrence is a founder and
                                                       a senior manager of Yorktown Partners LLC which was
                                                       established in September 1997, and manages
                                                       investment partnerships formerly affiliated with
                                                       Dillon, Read & Co. Inc.  Mr. Lawrence had been
                                                       employed at Dillon, Read & Co. Inc. since 1966,
                                                       serving as a Managing Director until the merger of
                                                       Dillon Read with SBC Warburg in September 1997.
                                                       Mr. Lawrence also serves as a Director of D&K
                                                       Healthcare Services, Inc., Hallador Petroleum
                                                       Company, TransMontaigne Inc., and Vintage
                                                       Petroleum, Inc. (each a United States public
                                                       company) and certain non-public companies in the
                                                       energy industry in which Yorktown partnerships hold
                                                       equity interests.

Name                                  Age              Principal Occupation and Biographical Information
-----------------------------------------------------------------------------------------------------------
Peter A. Leidel                       43               Mr. Leidel has served as a director since September
                                                       14, 1999.  Mr. Leidel is a co-founder and manager
                                                       of Yorktown Partners LLC which was established in
                                                       September, 1997, and manages investment
                                                       partnerships affiliated with Dillon, Read & Co.
                                                       Inc.  Yorktown Partners LLC is the manager of four
                                                       private equity partnerships that invest in the
                                                       energy industry, with aggregate committed capital
                                                       of approximately $700 million.  Previously, he was
                                                       a partner of Dillon, Read & Co. Inc.'s venture
                                                       capital fund and has invested in a variety of
                                                       private companies with a particular focus on energy
                                                       investments since 1983.  He was previously in
                                                       corporate treasury positions at Mobil Corporation
                                                       and worked for KPMG Peat Marwick and the U.S.
                                                       Patent and Trademark Office.  Mr. Leidel is a
                                                       director of Cornell Corrections, (ASE-CRN),
                                                       Willbros Group (NYSE-WG), Meenan Oil Co., Athanor
                                                       Resources, Inc., Tanglewood Companies, Metal
                                                       Supermarkets and Camden Resources, Inc.
-----------------------------------------------------------------------------------------------------------
Harry A. Trueblood, Jr.               74               Mr. Trueblood has served as a director of Carbon
                                                       since February 18, 2000.  Mr. Trueblood was
                                                       President and Chief Executive Officer of CEC from
                                                       1972 until July 1, 1998.  Mr. Trueblood has served
                                                       as Chairman and CEO of Columbus Energy Corp., the
                                                       former parent of CEC, since 1982 and from 1958 to
                                                       1998 was founder and former President and/or
                                                       Chairman and CEO of Consolidated Oil & Gas, Inc.,
                                                       the former parent of both Columbus Energy and CEC.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

               PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS


     We ask that you approve the following resolution on the appointment of our independent auditors:

     RESOLVED, that the stockholders ratify the appointment of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 2000.

     Arthur Andersen LLP has audited our accounts since the organization of Carbon. The Board appointed them as our independent auditors for 1999. We expect a representative of Arthur Andersen LLP to attend the meeting, respond to appropriate questions and be given an opportunity to speak.

     Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for 2000 requires that the votes cast in favor of this matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for this matter.


                  THE BOARD RECOMENDS THAT YOU VOTE "FOR" THE
            RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                               BOARD INFORMATION

Meetings

     The Board held one meeting in 1999, and also acted from time to time by unanimously written consent. All current members of the Board at the time attended the meeting.

Committees

     The Board has established three committees to assist in the discharge of its duties. These committees include a compensation committee, an audit committee, and a nominating committee. These committees were established in October 1999 and did not hold meetings in 1999.

     Members of the compensation committee are Messrs. Leidel (Chairman), Dietler, Kennedy, and Trueblood. The compensation committee reviews and approves our compensation and benefits for our executive officers and makes recommendations to the Board of Directors regarding these matters.

     Members of the audit committee are Messrs. Kennedy (Chairman) and Dietler. The functions of the audit committee are:

     . Review the scope of the audit procedures utilized by our independent auditors;
     .    Review with the independent auditors our accounting practices and policies;
     .    Consult with our independent auditors during the year; and
     . Report to our Board of Directors with respect to these matters and to recommend the selection of independent auditors.

     The nominating committee is responsible for determining, on behalf of the Board of Directors of Carbon, nominees for the position of director of Carbon, or persons to be elected by the Board of Directors or shareholders to fill any vacancy in the Board of Directors of Carbon. The nominating committee is comprised of Messrs. Lawrence (Chairman), Dietler, Kennedy and McDonald. The existence of the Nominating Committee is required by the Exchange Agreement. The Nominating Committee may consider nominees recommended by shareholders but has not adopted any procedures for shareholder recommendations.

Director Compensation

     Each of our directors who is neither an officer nor an employee will be paid a director's fee of $1,500 per quarter.

     Mr. Kennedy and Cortlandt Dietler, who are considered to be independent directors, were each granted on October 14, 1999 and January 3, 2000, respectively, a non-qualified stock option to purchase 10,000 shares of our common stock at $5.50 per share. Shares subject to these options vest one-half on the first anniversary and one-half on the second anniversary of the date of grant and have a ten year term.

                     PRINCIPAL SHAREHOLDERS OF OUR COMPANY

     The following table contains information regarding ownership of our common stock (the only class of stock outstanding) as of April 20, 2000 by (1) each director, (2) each executive officer named in the compensation table, (3) all of our directors and executive officers as a group, and (4) each shareholder who, to our knowledge, was the beneficial owner of five percent or more of the outstanding shares. All information is based on information provided by such persons to us. Unless otherwise indicated, their addresses are the same as our address and each person identified in the table holds sole voting and investment power with respect to the shares shown opposite such person's name. Footnotes supplement the information contained in the table.


                                                                  Amount and
                                                                  Nature of
                                                                  Beneficial       Percent
Name and Address of Beneficial Owner                            Ownership (a)    Outstanding
---------------------------------------                        ----------------  ------------
Patrick R. McDonald and McDonald Energy, LLC.................    315,100(b)(c)       5.1%

Kevin D. Struzeski...........................................    30,000(d)           *

Cortlandt S. Dietler.........................................    10,000              *
2750 Republic Plaza
370 17th Street
Denver, CO 80202

David H. Kennedy.............................................    10,000              *
18 Pasture Lane
Darien, CT 06820

Bryan H. Lawrence............................................    4,500,000(e)        74.5%
410 Park Avenue, Suite 1900
New York, NY 10025

Peter A. Leidel..............................................    4,500,000(f)        74.5%
410 Park Avenue, Suite 1900
New York, NY 10025

Harry A. Trueblood, Jr.......................................    308,696(g)          4.9%
1660 Lincoln Street
Suite 2400
Denver, CO 80264

All directors and executive officers as a group
(7 persons including the above)..............................    5,173,796           83.7%

Yorktown Energy Partners III, L.P............................    4,500,000           74.5%
410 Park Avenue, Suite 1900
New York, NY 10025

*        Less than 1%
--------------------------------------------------------------------------------
(a) Includes the number of shares of Common Stock of the Company subject to stock options exercisable within 60 days after April 20, 2000, as follows; Mr. McDonald, 98,000 shares; Mr. Struzeski, 20,000 shares; Mr. Trueblood, 11,000 shares; all directors and officers as a group, 129,000 shares.
(b) Includes 30,000 shares of restricted stock granted pursuant to the Company's 1999 restricted stock plan, one-third of which vests in October, 2000, one-third of which vests in October, 2001and the remaining one-third which vests in October, 2002.

(c) Patrick R. McDonald is the sole member of McDonald Energy, LLC. The total includes 117,100 shares owned by CEC Resources Holdings, LLC of which McDonald Energy, LLC has a 58.3% interest.
(d) Includes 10,000 shares of restricted stock, one-third of which vests in October, 2000, one-third of which vests in October, 2001 and the remaining one-third of which vests in October, 2002.
(e) These shares are owned by Yorktown Energy Partners III, L.P. As a member of Yorktown Partners LLC, the manager of Yorktown Energy Partners III, L.P., Mr. Lawrence may be deemed to be a beneficial owner of these shares. Mr. Lawrence disclaims beneficial ownership of these shares.
(f) These shares are owned by Yorktown Energy Partners III, L.P. As a member of Yorktown Partners LLC, the manager of Yorktown Energy Partners III, L.P., Mr. Leidel may be deemed to be a beneficial owner of these shares. Mr. Leidel disclaims beneficial ownership of these shares.
(g) Does not include 38,911 shares which are owned by Lucile B. Trueblood, Mr. Trueblood's wife, which she acquired as her separate property and as to which Mr. Trueblood disclaims any beneficial ownership. Includes 110,000 shares owned by the Harry A. Trueblood Charitable Remainder Unitrust dated June 1, 1998 as to which shares Mr. Trueblood disclaims ownership; however, as the only trustee, he does hold sole voting rights and dispositive powers with respect to such shares.


                   INFORMATION CONCERNING EXECUTIVE OFFICERS

Each of Carbon's two executive officers listed below serves at the pleasure of the Board and in accordance with their employment agreements.

Name                                Age                Present Corporate Position and Business Experience
---------------------------------------------------------------------------------------------------------
Patrick R. McDonald                 43                 President and Chief Executive Officer. For
                                                       information about Mr. McDonald, see "Proposal 1 -
                                                       Election of Directors."

Kevin D. Struzeski                  41                 Mr. Struzeski became our Treasurer and Chief
                                                       Financial Officer on September 14, 1999.  He has
                                                       been Chief Financial Officer-Treasurer for CEC since
                                                       November 1998.  Mr. Struzeski was employed as Accounting
                                                       Manager, MediaOne Group from 1997 to 1998 and prior to
                                                       that he was employed as Controller, Interenergy Corporation from 1995 to 1997 and Accounting Manager, Snyder Oil from
                                                       1993 to 1995.

                                   EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid during the last two fiscal years by Carbon and CEC to each of the two executive officers of Carbon.


                           SUMMARY COMPENSATION TABLE

                                                           Annual Compensation       Long term Compensation
                                                           -------------------      ------------------------
                                                                                    Restricted     Securites    All Other
                                                                                      Stock       Underlying     Compen-
                                             Fiscal        Salary        Bonus      Awards (3)    Options (4)   sation (5)
Name and Principal Position                   Year          ($)           ($)          ($)           ($)           ($)
---------------------------                  ------        ------        -----      ----------    -----------   ----------
Patrick R. McDonald                           1999        148,938       132,798      165,000        90,000        3,503
   President and Chief Executive Officer (1)  1998         50,000             -            -        78,000        -

Kevin D. Struzeski                            1999         91,787        20,000       55,000        25,000        1,815
   Chief Financial Officer and Treasurer (2)  1998          3,125             -            -        20,000        -

___________________________

(1)       Appointed an officer of CEC on July 1, 1998.
(2)       Appointed an officer of CEC on November 15, 1998.
(3) Granted pursuant to the Company's 1999 restricted stock plan and valued at the fair market value of $5.50 per share on the date of grant. The restricted stock will vest 33.33% each year over a three year period from the date of the grant. All restricted stock outstanding under this plan becomes fully vested upon a change of control as defined in the plan.
(4) Granted pursuant to the Company's 1999 stock option plan. Options originally granted to acquire CEC common stock have been replaced with Carbon options on the same terms in connection with Carbon's acquisition of CEC. The table shows these options in the year in which they were granted by CEC.
(5) Includes contributions made by the Company to the Company's 401(k) plan on behalf of the named executive officers.

                       STOCK OPTION GRANTS AND EXERCISES

     In 1999, Carbon adopted a stock option plan to afford an opportunity for stock ownership to selected employees, directors and consultants of the Company and its subsidiaries. All salaried employees of the Company and its subsidiaries are eligible to receive both incentive stock options and nonqualified stock options. Directors and consultants who are not employees of the Company or its subsidiaries are eligible to receive non-qualified stock options, but not incentive stock options under the plan. The option price for the incentive stock options granted under the plan are not to be less than 100% of the fair market value of the shares subject to the option. The option price for the non-qualified stock options granted under the plan are not to be less than 85% of the fair market value of the shares subject to the options. All outstanding options under the stock option plan become immediately exercisable in full, whether or not there are vesting requirements, upon the occurrence of a change in control as defined in the plan. The term of any stock option cannot exceed ten years. The aggregate number of shares of common stock which may be issued under options granted pursuant to the plan may not exceed 700,000 shares.

     The specific terms of grant and exercise are determined by the Company's Board of Directors unless and until such time as the Board of Directors delegates the administration of the plan to a committee.

     The following table sets forth information concerning individual grants of stock options made by Carbon for the fiscal year ended December 31, 1999 and CEC for the fiscal year ended November 30, 1999 to Carbon's executive officers.

                          OPTION GRANTS IN FISCAL 1999

                                                                                             Potential Realizable Value
                                                 % of Total                                   at Assumed Annual Rates
                              Number of            Options                                        of Stock Price
                              Securities         Granted to                                      Appreciation for
                              Underlying         Employees       Exercise                         Option Term (4)
                               Options           in Fiscal        Price       Expiration       5%              10%
Name                           Granted            Year (2)         ($)            Date         ($)             ($)
------------------------     ------------       ------------    ----------   -------------   --------        --------
Patrick R. McDonald
  Carbon Options               70,000            60.9% (2)        5.50        10/13/09        242,124        613,591
  CEC Options (1)              20,000            25.8% (3)        4.25        07/21/02        13,398         28,135

Kevin D. Struzeski
  Carbon Options               25,000            21.7% (2)        5.50        10/13/09        86,473         219,140

(1) Options were originally granted to acquire CEC common stock at the closing price of CEC's common stock on the date of the grant. These options are being replaced with Carbon options on the same terms in connection with Carbon's acquisition of CEC.
(2)  This percentage is based solely upon options granted by Carbon in 1999.
(3)  This percentage is based solely upon options granted by CEC in 1999.
(4) These columns present hypothetical future realizable values of the options, obtainable upon exercise of the option's exercise price, assuming Carbon's common stock appreciates at a 5% and 10% compound annual rate over the term of the options. The 5% and 10% rates of market price appreciation are presented as examples pursuant to rules of the SEC and do not reflect management's prediction of the future market price of our common stock. No gain to the optionees is possible without an increase in the market price of the common stock above the option price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable values presented are not intended to indicate the value of the options.

                         YEAR END OPTION VALUES TABLE

     The following table summarizes information of December 31, 1999 for Carbon and November 30, 1999 for CEC with respect to exercisable and non-exercisable options held by the Company's executive officers. The table also includes the value of "in-the-money" options, which represents the spread between the exercise price of the existing CEC stock options and the fiscal year-end common stock price of $4.625 per share for CEC. At December 31, 1999, Carbon shares had yet to be publicly traded: the management of Carbon believes that the exercise price for options granted by Carbon at $5.50 per share was approximately the fair market value of Carbon on that date.

                         FISCAL YEAR END OPTION VALUES

                                                                                               In-the-Money
                                               Number of Securities                        Value of Unexercised
                                              Underlying Unexercised                        Options at Year End
                                                Options at Year End                                ($)
                                       --------------------------------------        ----------------------------------
Name                                   Exercisable              Unexercisable        Exercisable          Unexercisable
-------------------                    -----------              -------------        -----------          -------------
Patrick R. McDonald
  Carbon Options                              -                     70,000                  -                     -
  CEC Options (1)                        98,000                          -              7,500                     -

Kevin D. Struzeski
  Carbon Options                              -                     25,000                  -                     -
  CEC Options (1)                        20,000                          -                  -                     -

(1) Options originally granted to acquire CEC common stock have been replaced with Carbon options on the same terms in connection with Carbon's acquisition of CEC.

                   REPORT OF BOARD ON EXECUTIVE COMPENSATION

     Our compensation committee was created in October 1999 and is comprised of non-employee directors of the Company. Because the Company was newly formed and the compensation for the Company's executive officers is set forth in employment agreements, the Board of Directors, rather than the compensation committee, determined the compensation of the Company's two executives in 1999.

     Mr. McDonald and Mr. Struzeski's annual salaries for the 1999 year were determined in accordance with their employment agreements with the Company and prior employment agreements with CEC. Their current employment agreements state annual salaries for the terms of their employment agreements, unless the Board and the officer mutually agree to a change. Their employment agreements also provided for initial grants of stock options and restricted stock.

     Messrs. McDonald and Struzeski negotiated at arm's length with Yorktown for the provisions of their employment agreements with Carbon and for their stock options and restricted stock grants from Carbon. Each of these items was approved by Carbon's full Board. The discussions with Yorktown on these items were held after CEC had entered into the agreement with BFC for the purchase of BFC shares and after Yorktown had stated the general terms for its investing in Carbon common stock. The Company believes that the limitation on the deductibility of compensation for United States federal income tax purposes under Section 162(m) of the Internal Revenue Code does not apply to the 1999 compensation of the Company's executive officers. Any such limitation would be a factor in deciding future compensation.

     The Board believes that appropriate compensation levels succeed in attracting and motivating high quality employees. There are three major components of executive compensation: base salary, annual incentive compensation, and long-term compensation.

     The Board intended that the base salary be competitive with comparable companies and also reflect the experience of Mr. McDonald and Mr. Struzeski, their responsibilities at Carbon and the size and complexities of Carbon's business. The Board of Directors of CEC paid in October, 1999 bonuses to Mr. McDonald of $132,798 and to Mr. Struzeski of $20,000. The bonuses were in recognition of their role in developing and increasing the valuation of CEC in 1999.

     Long-term incentive compensation serves to both retain and motivate executives to accomplish long-term growth objectives, improve long-term stock performance and align the interests of the executives with those of shareholders. The Company utilizes two vehicles to accomplish this goal: the 1999 Carbon stock plan and the 1999 Carbon restricted stock plan

Board of Directors
Cortlandt S. Dietler
David H. Kennedy
Bryan H. Lawrence
Peter A. Leidel
Patrick R. McDonald
Harry A. Trueblood, Jr.


                             EMPLOYMENT AGREEMENTS

     In October, 1999, Patrick R. McDonald and Carbon entered into a three-year employment agreement, which provides for Mr. McDonald to be the President and Chief Executive Officer of Carbon at a base salary of not less than $200,000 per year, to be adjusted on each July 1 for cost of living increases in the U.S. consumer price index. Carbon is to provide Mr. McDonald benefits that he received as an executive of CEC, and is to maintain for his benefit a life insurance policy in the amount of $1 million and a disability insurance policy with terms mutually agreeable to Carbon and Mr. McDonald. If a payment to Mr. McDonald is subject to an excise tax under the Internal Revenue Code, Carbon will pay to Mr. McDonald an additional amount to cover the excise tax on an after-tax basis. According to the employment agreement, Carbon is also to nominate and endorse Mr. McDonald as a director on Carbon's Board of Directors so long as he is an officer of Carbon.

     If Mr. McDonald's employment is terminated by Carbon for any reason other than "cause" (as defined in the agreement) or upon the death or disability of Mr. McDonald or if Mr. McDonald terminates his employment because of a material breach of the employment agreement by Carbon or because of a change in the position of Mr. McDonald with Carbon, then Mr. McDonald is to be paid a lump sum payment equal to 300% of his average annual compensation (which includes base salary and incentive compensation). Also, in that event, his options and restricted stock become 100% vested.

     Either Carbon or Mr. McDonald may terminate the agreement if there is a change in control of Carbon as defined in the employment agreement. In the event of a change in control not supported by a majority of the Board of Directors, Mr. McDonald is to be paid 400% of his average annual compensation upon termination of the employment agreement. In the event of a change in control supported by the Board of Directors, Mr. McDonald is to be paid 300% of his average annual compensation upon termination of the employment agreement by Carbon or 200% of his compensation upon termination of his employment by him.
In addition, upon a change in control, any outstanding stock options, stock appreciation rights and incentive awards (including restricted stock) granted to Mr. McDonald become 100% vested, without any restrictions.

     In October, 1999, the Company entered into a two-year employment agreement with Mr. Struzeski, which provides for Mr. Struzeski to be the Chief Financial Officer of Carbon at a base salary of

$100,000 per year, together with all benefits offered by Carbon to Carbon's employees generally. If Mr. Struzeski's employment is terminated by Carbon for any reason other than "cause" or upon the death of disability of Mr. Struzeski or if Mr. Struzeski terminates his employment because of a change in the position of Mr. Struzeski with Carbon, Carbon is to pay Mr. Struzeski an amount equal to his compensation (pro rated on a monthly basis) multiplied by the remaining months of his employment agreement. Also, in that event, his options and restricted stock become 100% vested. The employment agreement with Mr. Struzeski provides that either Carbon or Mr. Struzeski may terminate the contract if there is a change in control of Carbon. In the event of a change in control not supported by a majority of the Board of Directors, Mr. Struzeski is to be paid 300% of his average annual compensation (which includes base salary and incentive compensation) upon termination of the employment agreement. In the event of a change in control supported by the Board of Directors, Mr. Struzeski is to be paid 200% of his compensation upon termination of his employment agreement by the Company or 100% of his compensation upon termination of his employment by him. In the event of a change in control, any outstanding stock options, stock appreciation rights and incentive awards (including restricted stock) granted to Mr. Struzeski will become 100% vested, without restrictions.

     As required by the employment agreements, Carbon granted to Mr. McDonald and Mr. Struzeski in October, 1999, options and restricted stock as shown in tables earlier in this Proxy Statement.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1999, Yorktown purchased an aggregate of 4,500,000 shares of our common stock for $24,750,000 in cash. Also, each of our two independent directors has purchased shares from us. In October, 1999, Mr. Kennedy purchased 10,000 shares from us at a cash price of $5.50 per share, and in January, 2000, Mr. Dietler purchased 10,000 shares from us at a cash price of $5.50 per share.

     Harry A. Trueblood, Jr. is a director of Carbon, was a director and more than 10% shareholder of CEC, previously served as a President of CEC, and is a director, executive officer and more than 10% shareholder of Columbus Energy Corp. ("Columbus"). CEC entered into a written agreement in 1995 with Columbus to provide management services until new management was retained, either by merger, acquisition or direct employment. CEC paid no direct cash compensation to the officers of Columbus for the period that they served as officers of CEC. CEC was charged by Columbus on a monthly basis for the specific time each Columbus officer or employee devoted to the Company. As a result of Mr. McDonald's investment in CEC in July, 1998, and the election of new executive officers in fiscal 1998, the management agreement with Columbus was terminated in March, 1999.

     On October 14, 1999, Carbon, CEC and Yorktown signed the Exchange and Financing Agreement that provided for:
     .    An assignment of the BFC stock purchase agreement to Carbon;
     .    The purchase of common stock of Carbon by Yorktown as described above;
     .    The exchange offer made for CEC shares;
     .    Persons to be nominated as directors of the Company;
     . The adoption of the Company's 1999 stock option plan and the Company's 1999 restricted stock plan; and
     . The Company's entering into employment agreements with Mr. McDonald and Mr. Struzeski.

     In the Exchange Agreement, Carbon, CEC and Yorktown agreed that the Board of Directors of Carbon will consist of five directors. Carbon, CEC and Yorktown agreed that the five directors initially would be David H. Kennedy, a person who passed away and was replaced by Cortlandt S. Dietler, Bryan H. Lawrence, Peter
A. Leidel and Patrick R. McDonald. After completion of the exchange offer and Harry A. Trueblood, Jr.'s acceptance of the exchange offer for all CEC common stock owned beneficially by him, the number of Carbon directors was increased to six and Mr. Trueblood was elected as the sixth director.

As long as Yorktown beneficially owns shares with 50% or more of the outstanding votes in the election of directors of Carbon, Yorktown has the right to designate for nomination two directors. If Yorktown owns beneficially shares with 25% or more but less than 50% of the outstanding votes in the election of directors of Carbon, then Yorktown has the right to designate for nomination one director. Yorktown has no right to designate directors for nomination under the Exchange Agreement if Yorktown owns beneficially shares with less than 25% of the outstanding votes in the election of directors of Carbon. So long as Mr. McDonald is an officer of Carbon, he is to be designated for nomination as a director of Carbon.

     As provided by the Exchange Agreement, a nominating committee of Carbon's Board was established. The nominating committee consists of one Yorktown designated director, Mr. McDonald so long as he is a director of Carbon, and two independent directors. The nominating committee is responsible for determining nominees for the positions of directors of Carbon or persons to be elected by the Board of Directors or shareholders of Carbon to fill any vacancy in the Board of Directors. The nominating committee is required to nominate for director each Yorktown director which Yorktown has the right to designate and has designated. The nominating committee is required to nominate Mr. McDonald if he is entitled to be nominated. The nominating committee will then nominate the remaining directors; at least two of the persons nominated will be independent directors. If the size of the Board is changed and there are not sufficient positions for the election of two independent directors after taking into account the directors designated by Yorktown and Mr. McDonald, then the nominating committee is not required to nominate two independent directors. If there is a vacancy in the position relating to a Yorktown director, the remaining Yorktown director has the right to designate any replacement to fill the vacancy. The nominating committee has the right to designate any replacement to fill any other vacancy. The Exchange Agreement requires that any change in the size or composition of the Board of Directors or the nominating committee be approved by a supermajority vote of the Board consisting of a majority of the entire Board which includes a majority of all Yorktown directors and at least one independent director. The Exchange Agreement requires that Yorktown and Mr. McDonald take such actions as shareholders of Carbon as necessary to effectuate the election of directors nominated pursuant to the foregoing provisions. The provisions relating to election of directors cease to be effective on October 29, 2009 or, if earlier, when Yorktown owns beneficially shares with less than 25% of the outstanding votes in the election of directors and Mr. McDonald is no longer an officer of Carbon.

     In the Exchange Agreement, the Company agreed to grant under its 1999 stock option plan substitute options for each option outstanding under the CEC stock option plan. Any option granted by Carbon in substitution for an option granted under the CEC stock option plan provides that it was granted in full satisfaction of, and in substitution for, any and all options for CEC stock previously granted under the CEC stock option plan. The material terms and conditions are the same as those relating to the specific options granted under the terms of CEC stock option plan.


     COMPLIANCE WITH SECTION 16 (a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 (a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission and the American Stock Exchange. Copies of such reports are required to be furnished to the Company.

     Carbon, and by extension its executive officers, directors, and persons who beneficially own more than ten percent of the Company's common stock first became subject to Section 16 (a) compliance in 2000. As a result, no filings by these persons were required in 1999.

                    VOTING PROCEDURES / REVOKING YOUR PROXY

     You can vote your shares by mail or in person at the meeting.

     To vote by mail, complete and sign your proxy card - or your broker's voting instruction card if your shares are held by your broker - and return it in the enclosed business-reply envelope.

     A quorum is present if at least a majority in total voting power of the Company's outstanding common stock as of the Record Date are present in person or by proxy. Those who fail to return a proxy or attend the meeting will not count towards determining any required majority or quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The required votes for the election of directors and the proposal regarding the ratification of the independent auditors are described in the sections dealing with those matters. With respect to any other matter which may properly come before the meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceeds the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for these other matters, if any, so long as a quorum is present.

     The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

     Proxies may be revoked if you:

 . Deliver a signed, written revocation letter, dated later than the proxy, to Patrick R. McDonald, Secretary, at Carbon Energy Corporation, 1700 Broadway, Suite 1150, Denver, Colorado 80290, prior to the exercise of the proxy;
 .  Execution of a subsequent proxy; or
 . Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

Proxy Solicitation:

     We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares. Proxies may also be solicited by Company directors, officers and employees without additional compensation, personally or by telephone.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

     If you wish to present proposals for inclusion in the proxy statement and form of proxy for consideration at our next annual meeting, you must submit your proposals to our corporate secretary at our corporate office in Denver, Colorado. We must receive proposals for the 2001 annual meeting no later than January 16, 2001. Also, persons named in the proxy solicited by our Board of Directors for the 2001 Annual Meeting of Shareholders may exercise discretionary authority on any proposal presented by one of our shareholders at that meeting if we have not received notice of the proposal by April 1, 2001.

                                OTHER BUSINESS

     We know of no other matter to be presented for consideration at the annual meeting. If other business is properly presented, it is the intention of each person named in the proxy to vote such proxy in accordance with their best judgement, although all proxies will be voted as directed.

     Our Board of Directors urge you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend.


                                BY ORDER OF THE BOARD OF DIRECTORS

                                Patrick R. McDonald
                                Secretary

                                                              Common Stock Proxy

                           CARBON ENERGY CORPORATION
                           (a Colorado corporation)

               THIS PROXY IS SOLICITED BY ITS BOARD OF DIRECTORS

     The undersigned hereby appoints Patrick R. McDonald and Kevin D. Struzeski, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Carbon Energy Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of Carbon Energy Corporation to be held on June 8, 2000 at 9:00 am Mountain Daylight Time, and at any adjournment thereof.

Proposals:

(1)  Election of Directors for the                Withhold authority to vote for
     nominees listed below (except                all nominees listed below [_]
     as marked to the contrary
     below)  [_]

     Cortlandt S. Dietler, David H. Kennedy, Bryan H. Lawrence, Peter A. Leidel, Patrick R. McDonald and Harry A. Trueblood, Jr.

     (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the space below. If authority is not withheld, it shall be deemed granted.)

(2) To ratify the appointment of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 2000.

               [_]  For           [_] Against         [_] Abstain

(3) In their discretion for such other matters as may properly be brought before the meeting.

Note: This proxy when properly executed, will be voted in the manner predicted above. If no direction is made, this proxy will be voted for the election of directors and for approval of proposal 2. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                        PLEASE SIGN, DATE AND RETURN THIS
                                        PROXY CARD IMMEDIATELY.

                                        Date signed:_____________________

                                        Signature:

                                        X________________________________

                                        X________________________________

                                        Please sign exactly as your name appears on this proxy. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.